Exhibit99.1

JAVELIN MORTGAGE INVESTMENT CORP. REPORTS 14.2%

ANNUALIZED ROE FROM TAXABLE REIT INCOME FOR Q3 2013

AND ANNOUNCES STOCK REPURCHASE AUTHORIZATION

VERO BEACH, Fla. – October 30, 2013 (GLOBE NEWSWIRE) -- JAVELIN Mortgage Investment Corp. (NYSE: JMI) (“JAVELIN” or the “Company”) today announced financial results for the quarter ended September 30, 2013.

Third Quarter 2013 Highlights and Financial Information

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Estimated taxable REIT income of $7.3 million represents 14.2% annualized yield on stockholders’ equity

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Q3 2013 GAAP net loss of $37.2 million or $2.76 per Common share

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Board authorizes repurchase of up to 2 million Common shares

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Stockholders' equity as of September 30, 2013 was $198.3 million or $14.69 per Common share outstanding

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Ratio of debt to stockholders’ equity (“leverage”) of 6.48 to 1 as of September 30, 2013.

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Sales of Agency Securities were $554.4 million, resulting in realized capital losses of $48.6 million

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Q3 2013 average yield on assets of 3.04% and average net interest margin of 1.72%

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Q3 2013 annualized average principal repayment rate (CPR) on Agency Securities of 5.4%

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Q3 2013 weighted average Common shares were 13,500,050

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Additional updated information on the Company’s investment, financing and hedge positions can be found in the JAVELIN Mortgage Investment Corp. October 11, 2013 “Company Update”. JAVELIN posts Company updates each month on www.javelinreit.com.

Q3 2013 Results

Taxable REIT Income

Estimated ordinary taxable real estate investment trust (“REIT”) income for the quarter ended September 30, 2013, was approximately $7.3 million. This represents an annualized yield of 14.2% on stockholders’ equity at the beginning of the quarter.  The Company distributes dividends based on its estimate of ordinary taxable income per Common share, not based on earnings calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). Ordinary taxable REIT income and GAAP earnings will differ primarily because of the non-taxable unrealized changes in the value of the Company's Non-Agency Securities portfolio and the Company's derivatives, which the Company uses as economic hedges. These unrealized gains/losses on Non-Agency Securities and derivatives are included in GAAP earnings, whereas unrealized valuation changes are not included in taxable income.  Realized capital losses also do not affect the amount of the Company’s ordinary taxable income but are carried forward to potentially offset future capital gains.

GAAP Earnings

GAAP net loss totaled approximately $37.2 million, which represents $2.76 per Common share, based on 13,500,050 weighted average Common shares outstanding during the quarter. For the purposes of computing GAAP net income, the changes in fair value of the Company's Agency Securities are excluded and instead reflected in other comprehensive income.

Stock Repurchase Authorization

The JAVELIN Board of Directors has authorized the Company to repurchase up to two million shares of its outstanding Common stock. Shares may be purchased in the open market, including block trades, through privately negotiated transactions, or pursuant to a trading plan separately adopted in the future. The timing, manner, price and amount of any repurchases will be at the discretion of the Company, subject to the requirements of the Securities Exchange Act of 1934 and related rules. The program does not oblige the Company to repurchase any shares and it may be modified, suspended or terminated at any time and for any reason. The Company does not intend to purchase shares from its directors, officers or other affiliates.

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JAVELIN Mortgage Investment Corp. Reports 14.2% Annualized Roe from Taxable REIT

Income for Q3 2013 and Announces Stock Repurchase Authorization

October 30, 2013

Dividends

For the quarter ended September 30, 2013, the Company paid dividends of $0.23 per Common share of record for each month of the quarter resulting in payments of $9.3 million. The Company had estimated ordinary taxable REIT income available to pay dividends of $7.3 million in the third quarter of 2013 and $1.2 million of undistributed amounts from prior quarters. As of September 30, 2013, the company had distributed dividends totaling $0.8 million more than cumulative taxable REIT income.  The company’s monthly common dividend rate of $0.15 for Q4 was established based on the company’s estimate of Q4 taxable REIT income.  Our taxable REIT income and dividend requirements to maintain our REIT status are determined on an annual basis.  Dividends in excess of taxable REIT income for the year (including amounts carried forward from prior years) will generally not be taxable to common shareholders.

Portfolio

The third quarter of 2013 represented a period of disruptive volatility in the bond and mortgage markets.  In order to reduce the Company’s exposure to this volatility, the Company sold $554.4 million of Agency Securities, resulting in realized losses of $48.6 million.  As of September 30, 2013, the Company's Agency Securities portfolio consisted of fixed rateFannie Mae and Freddie Mac mortgage securities valued at $1.3 billion. The Company's Non-Agency Securities portfolio was valued at $267.2 million at quarter end, including securities underlying linked transactions. The annualized yield on average assets was 3.04%, and the annualized cost of funds on average liabilities (including realized cost of hedges) was 1.32% resulting in a net interest margin of 1.72%.

Portfolio Financing, Leverage and Interest Rate Hedges

As of September 30, 2013, the Company financed its portfolio with approximately $1.3 billion of net borrowings under repurchase agreements, plus an additional $0.1 billion of repurchase agreements underlying linked transactions. The Company's leverage ratio was 6.48 to 1 as of September 30, 2013 (or 6.99 to 1 on an unlinked basis). As of September 30, 2013, the Company’s liquidity totaled $71.0 million, consisting of $33.3 million of cash plus $37.7 million of unpledged Securities (including Securities received as collateral).

As of September 30, 2013, the following information was available related to the Company’s interest rate risk and hedging activities: The Company’s repurchase agreements had a weighted average maturity of approximately 41 days. The Company had a notional amount of $801.3 million of various maturities of interest rate swap contracts with a weighted average swap rate of 1.7%. The Company had a notional amount of $130.0 million of various maturities of swaptions with a weighted average swap rate of 1.8%. The Company did not reduce its derivatives hedge positions as it reduced its portfolios of Agency Securities and repurchase agreements.

Management Fee

JAVELIN's management fee is 1.5% (per annum) of gross equity raised up to $1.0 billion and 1.0% (per annum) of gross equity raised above $1.0 billion.

Regulation G Reconciliation

Ordinary taxable REIT income is calculated according to the requirements of the Internal Revenue Code (“the Code”) rather than GAAP.  The Company plans to distribute at least 90% of its ordinary taxable REIT income in order to maintain its tax qualification as a REIT under the Code. The Company believes that ordinary taxable REIT income is useful to investors because it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status. However, because ordinary taxable REIT income is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with GAAP, ordinary taxable REIT income should be considered as supplementary to, and not as a substitute for, the Company’s net income computed in accordance with GAAP as a measure of the Company's financial performance.  The following table reconciles the Company's results from operations to estimated ordinary taxable REIT income for the quarter ended September 30, 2013:

Quarter Ended September 30, 2013 (in thousands)
GAAP net loss	$(37.2)
Net capital losses carried forward	44.8
Unrealized gain on derivatives	(0.3)
Estimated ordinary taxable income	$7.3

- MORE -

JAVELIN Mortgage Investment Corp. Reports 14.2% Annualized Roe from Taxable REIT

Income for Q3 2013 and Announces Stock Repurchase Authorization

October 30, 2013

Common Stock

As of September 30, 2013, there were 13,500,050 common shares outstanding.

Future Security Sales

Our REIT dividend requirements are based on the amount of our ordinary taxable income. Realized capital losses do not affect the amount of the Company’s ordinary taxable income, but will generally be available to offset capital gains realized in the years 2013 through 2018. The Company did not realize any capital gains subject to such offsetting during the first two quarters of 2013.

JAVELIN Mortgage Investment Corp.

JAVELIN is a Maryland corporation that invests primarily in fixed rate Agency and fixed rate and hybrid adjustable rate non-Agency residential mortgage-backed securities. JAVELIN is externally managed and advised by ARMOUR Residential Management LLC, an investment advisor registered with the Securities and Exchange Commission (“SEC”). JAVELIN Mortgage Investment Corp. has elected to be taxed as a REIT under the Code for U.S. Federal income tax purposes.

Safe Harbor

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's website at www.sec.gov, or the Company website www.javelinreit.com, or by directing requests to: JAVELIN Mortgage Investment Corp., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

CONTACT:

James R. Mountain

Chief Financial Officer

JAVELIN Mortgage Investment Corp.

(772) 617-4340

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